Manning & Napier Fund, Inc. 485BPOS

Exhibit 99.h(2)(f)

EXECUTION

Amendment No. 6

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 6 To Transfer Agency And Shareholder Services Agreement (“Amendment No. 6”), dated as of March 22, 2021 (“Effective Date”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Manning & Napier Fund, Inc. (“Investment Company”), on its own behalf and on behalf of each M&N Fund (as defined in the Current Agreement) and Manning & Napier Advisors, LLC (“Company”), as service provider to Exeter Trust Company.

Background

The parties previously entered into the Transfer Agency And Shareholder Services Agreement, made as of March 1, 2017, Amendment No. 1 To Transfer Agency And Shareholder Services Agreement dated as of March 10, 2017, Amendment No. 2 To Transfer Agency And Shareholder Services Agreement dated as of June 12, 2017, Amendment No. 3 To Transfer Agency And Shareholder Services Agreement dated as of October 11, 2017, Amendment No. 4 Transfer Agency And Shareholder Services Agreement dated as of January 1, 2018 and Amendment No. 5 To Transfer Agency And Shareholder Services Agreement dated as of March 4, 2020 (“Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 6.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.           Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to Amendment No. 6 To Transfer Agency And Shareholder Services Agreement, dated as of November 4, 2020, among BNYM, Investment Company and Company.

2.           Remainder of Current Agreement. Except as specifically modified by this Amendment No. 6, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.           Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 6.

4.           Entire Agreement. This Amendment No. 6 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.           Signatures; Counterparts. The parties expressly agree that this Amendment No. 6 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 6, by a manual signature on a copy of Amendment No. 6 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 6 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 6 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 6 or of executed signature pages to counterparts of this Amendment No. 6, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 6

EXECUTION

and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 6.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 6 To Transfer Agency And Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 6 by Electronic Signature, affirms authorization to execute this Amendment No. 6 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 6 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Robert Jordan

Name:	Robert Jordan

Title:	Director

Manning & Napier Advisors, LLC

By:	/s/ Sarah Turner

Name:	Sarah C Turner

Title:	Corporate Secretary

Manning & Napier Fund, Inc.,
on its own behalf and on behalf of each
M&N Fund, each in its individual and separate capacity

By:	/s/ Elizabeth Craig

Name:	Elizabeth Craig

Title:	Corporate Secretary

EXECUTION

SCHEDULE B

(Dated: March 22, 2021)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement, dated as of October 11, 2017, by and among BNY Mellon Investment Servicing (US) Inc., Manning & Napier Advisors, LLC, as service provider to Exeter Trust Company, and Manning & Napier Fund, Inc., on its own behalf and on behalf of the Portfolios of Manning & Napier Fund, Inc. listed on this Schedule B.

Portfolios

Manning & Napier Fund, Inc.

Blended Asset Conservative Series[1]	Class R6
Blended Asset Extended Series[1]	Class R6
Blended Asset Maximum Series[1]	Class R6
Blended Asset Moderate Series[1]	Class R6
Core Bond Series	Class I, S, W and Z
Credit Series	Class W
Disciplined Value Series	Class I, S, W and Z
Diversified Tax Exempt Series	Class A and W
Equity Series	Class S and W
New York Tax Exempt Series	Class A and W
Overseas Series	Class I, S, W and Z
Pro-Blend Conservative Term Series	Class I, R, L, S and W
Pro-Blend Moderate Term Series	Class I, R, L, S and W
Pro-Blend Extended Term Series	Class I, R, L, S and W
Pro-Blend Maximum Term Series	Class I, R, L, S and W
Rainier International Discovery Series	Class I, S, W and Z
Real Estate Series	Class I, S, W and Z
Target Income Series[2]	Class I, K and R
Target 2015 Series[2]	Class I, K and R
Target 2020 Series[2]	Class I, K and R
Target 2025 Series[2]	Class I, K and R
Target 2030 Series[2]	Class I, K and R
Target 2035 Series[2]	Class I, K and R
Target 2040 Series[2]	Class I, K and R
Target 2045 Series[2]	Class I, K and R
Target 2050 Series[2]	Class I, K and R
Target 2055 Series[2]	Class I, K and R
Target 2060 Series[2]	Class I, K and R
Unconstrained Bond Series	Class I, S and W

Exeter Trust Company

Manning & Napier Disciplined Value CIT	Class U
Manning & Napier Global Equity CIT	Class I and Z
Manning & Napier Non US Equity CIT
Manning & Napier Retirement Target Income CIT	Class I, U1 and S
Manning & Napier Retirement Target 2015 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2020 CIT	Class I, U1 and S

[1]	Fund liquidated September 18, 2020. Will not appear on future versions of Schedule B.

[2]	Fund liquidated September 28, 2020. Will not appear on future versions of Schedule B.

EXECUTION

Manning & Napier Retirement Target 2025 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2030 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2035 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2040 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2045 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2050 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2055 CIT	Class I, U1 and S
Manning & Napier Retirement Target 2060 CIT	Class I, U1 and S
Non-U.S. Equity Labor Collective Investment Trust Fund	Class A
Pro-Mix Conservative Term Collective Investment Trust Fund	Class S and U
Pro-Mix Extended Term Collective Investment Trust Fund	Class S and U
Pro-Mix Maximum Term Collective Investment Trust Fund	Class S and U
Pro-Mix Moderate Term Collective Investment Trust Fund	Class S and U

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